UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2022
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CUMULUS MEDIA INC.
(Exact name of registrant as specified in its charter)
____________________________

Delaware		001-38108	82-5134717
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

780 Johnson Ferry Road NE, Suite 500	Atlanta	GA	30342
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code		(404)	949-0700

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0000001 per share	CMLS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 1.01.Entry into a Material Definitive Agreement.
On June 3, 2022, Cumulus Media New Holdings Inc. (“Holdings”), an indirect wholly-owned subsidiary of Cumulus Media Inc. (the “Company”), Cumulus Media Intermediate, Inc. (“Intermediate”), a direct wholly-owned subsidiary of the Company, and certain of the Company’s other subsidiaries (collectively, with Holdings and Intermediate, the “Credit Parties”) entered into a fifth amendment (the “Amendment”) to the Credit Agreement (as amended, the “Credit Agreement”), dated as of March 6, 2020, between the Credit Parties and Fifth Third Bank (“Fifth Third Bank”), as a lender and Administrative Agent and certain other lenders from time to time party thereto, which provides for a $100.0 million revolving credit facility (the “Revolving Credit Facility”).

The Amendment, among other things, (i) extends the maturity date of all borrowings under the Revolving Credit Facility to June 3, 2027 and (ii) modifies certain terms of the Revolving Credit Facility to replace the relevant benchmark provisions from the London Interbank Offered Rate to the Secured Overnight Financing Rate. Except as modified by the Amendment, the existing terms of the Credit Agreement remain in effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

The Company has various relationships with Fifth Third Bank and its respective affiliates. In addition, Fifth Third Bank, or its respective affiliates, have had in the past, and may have in the future, various relationships with the Company involving the provision of financial or other advisory services, including cash management, investment banking and brokerage services. Fifth Third Bank, or its respective affiliates, have received, and may in the future receive, customary principal and interest payments, fees and expenses for these services.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

The information contained under Item 1.01 above is incorporated herein by reference.
Item 9.01Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Fifth Amendment to the ABL Credit Agreement, dated as of June 3, 2022, entered into by and among Cumulus Media Intermediate Inc., Cumulus Media New Holdings Inc. (“Holdings”), each of the restricted subsidiaries of Holdings signatory thereto, Fifth Third Bank, National Association, as the administrative agent for the lenders and collateral agent for the secured parties, and the other lenders from time to time party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

		By:	/s/ Francisco J. Lopez-Balboa
Name: Francisco J. Lopez-Balboa
Title: Executive Vice President, Chief Financial Officer
Date:	June 8, 2022